DONEGAL GROUP INC. ANNOUNCES FOURTH QUARTER AND FULL YEAR EARNINGS
Jeffrey D. Miller
Senior Vice President & Chief Financial Officer
Phone (717) 426-1931
Fax      (717) 426-7009
For Immediate Release
     MARIETTA, Pennsylvania, February 23, 2006 – Donegal Group Inc. (Nasdaq: DGICA and DGICB) today reported net income for the fourth quarter and year ended December 31, 2005.
     Net income for the fourth quarter of 2005 increased 36.4% to $9,851,977, or $.52 per share on a diluted basis, compared to $7,224,890, or $.40 per share on a diluted basis, for the fourth quarter of 2004. The Company’s fourth quarter earnings continued to reflect the solid revenue growth and excellent underwriting results achieved throughout 2005. Revenues for the fourth quarter of 2005 were $81,709,601, an increase of 8.3% over a year earlier, with premiums earned of $74,713,365, a 7.2% increase over the fourth quarter of 2004.
     Net investment income grew 20.9% to $5,159,030 for the fourth quarter of 2005, compared to $4,266,222 for the fourth quarter of 2004. Tax-exempt interest income increased as the Company continued to shift its invested asset mix from short-term investments to tax-exempt municipal bonds. This strategic shift resulted in an increase in the Company’s average pre-tax investment yield to 3.8% in the fourth quarter of 2005, compared to 3.4% in the fourth quarter of 2004, and further allowed the Company to maintain a comparable effective tax rate in both periods notwithstanding the substantial increase in income before income tax expense in the fourth quarter of 2005 compared to the comparable period in 2004.
     The Company’s combined ratio improved to 89.4% for the fourth quarter of 2005, compared to 92.7% for the fourth quarter of 2004. The Company’s loss ratio for the fourth quarter of 2005 was 60.4%, slightly higher than the loss ratio of 59.6% posted for the fourth quarter of 2004. The Company’s expense ratio decreased to 28.4% for the fourth quarter of 2005, compared to 32.5% for the fourth quarter of 2004. The reduction in the expense ratio for the fourth quarter of 2005 reflected lower levels of incentive compensation due to the slight increase in the loss ratio during the quarter and a reduction in estimated guaranty fund assessments.

     Net income for the year ended December 31, 2005 increased 41.2% to $36,949,497, or $1.98 per share on a diluted basis, compared to $26,168,599, or $1.44 per share on a diluted basis, before extraordinary item for the year ended December 31, 2004. Net income for the year 2004 was $31,614,269, or $1.74 per share on a diluted basis, which included an extraordinary gain of $5,445,670, or $.30 per share on a diluted basis, recorded in the first quarter of 2004 related to an acquisition.
     “We are pleased that our emphasis on quality growth and underwriting discipline led to a continuation of excellent operating results in the fourth quarter, and we are especially pleased to report a record level of profitability in 2005 for the fourth consecutive year,” stated Donald H. Nikolaus, President and Chief Executive Officer of Donegal Group Inc.
     The Company’s combined ratio for the full year 2005 was 89.5%, compared to a combined ratio of 93.1% for 2004. The Company’s loss ratio for the full year 2005 improved to 56.9%, compared to 61.7% for 2004.
     The steady revenue growth and excellent operating results throughout 2005 contributed to an increase in the Company’s book value to $15.07 per common share at December 31, 2005, compared to $13.53 per common share at December 31, 2004.
     All 2004 per share information has been restated to reflect a 4-for-3 stock split effected in the form of a 33 1/3% stock dividend on March 28, 2005.
     The Company will hold a conference call and webcast on Thursday, February 23, 2006, beginning at 11:00 A.M. Eastern Time. You may participate in the conference call by calling 1-866-700-0161 (Passcode 58064750) or listen via Internet by accessing the “Earnings Release Webcast” link in the Investor Relations area of the Company’s web site at www.donegalgroup.com. An instant replay of the conference call will be available until March 6, 2006 by calling 1-888-286-8010 (Passcode 27386733).
     Donegal Group Inc. is an insurance holding company whose insurance subsidiaries offer personal and commercial property and casualty lines of insurance in five Mid-Atlantic states (Delaware, Maryland, New Hampshire, New York and Pennsylvania), eight Southeastern states (Alabama, Georgia, Louisiana, North Carolina, South Carolina, Tennessee, Virginia and West Virginia) and five Midwestern states (Iowa, Nebraska, Ohio, Oklahoma and South Dakota).
     All statements contained in this press release that are not historic facts are based on current expectations. Such statements are forward-looking (as defined in the Private Securities Litigation Reform Act of 1995) in nature and necessarily involve a number of risks and uncertainties. Actual results could vary materially. The factors that could cause actual results to vary materially include, but are not limited to, the ability of the Company to maintain profitable operations, the adequacy of the Company’s reserves for losses and loss adjustment expenses, business and economic conditions in the areas in which the

Company operates, severe weather events, competition from various insurance and non-insurance businesses, terrorism, legal and judicial developments, changes in regulatory requirements and other risks that are described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company disclaims any obligation to update such statements or to announce publicly the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.
(Tables Follow)

	Three Months Ended December 31
	2005	2004*

Net premiums earned	$74,713,365	$69,682,332
Investment income, net of investment expenses	5,159,030	4,266,222
Net realized investment gains	567,561	373,855
Total revenues	81,709,601	75,480,902

Net income	$9,851,977	$7,224,890

Net income per common share:
Basic	$0.54	$0.41
Diluted	$0.52	$0.40

	Year Ended December 31
	2005	2004*

Net premiums earned	$294,498,023	$265,838,594
Investment income, net of investment expenses	18,471,963	15,906,728
Net realized investment gains	1,802,809	1,466,220
Total revenues	319,847,194	287,788,638

Income before extraordinary item	$36,949,497	$26,168,599
Net income after extraordinary item	$36,949,497	$31,614,269

Income per common share before extraordinary item:
Basic	$2.05	$1.49
Diluted	$1.98	$1.44

Net income per common share after extraordinary item:
Basic	$2.05	$1.80
Diluted	$1.98	$1.74

*Per share information restated for 4-for-3 stock split

Consolidated Statements of Income
(unaudited; in thousands, except share data)

	Quarter Ended December 31
	2005	2004*

Net premiums earned	$74,713	$69,682
Investment income, net of investment expenses	5,159	4,266
Net realized investment gains	568	374
Lease income	243	228
Installment payment fees	1,027	931

Total revenues	81,710	75,481

Net losses and loss expenses	45,125	41,524
Amortization of deferred policy acquisition costs	11,943	11,186
Other underwriting expenses	9,249	11,446
Other expenses	496	237
Policyholder dividends	440	435
Interest expense	636	499

Total expenses	67,889	65,327

Income before income tax expense	13,821	10,154
Income tax expense	3,969	2,929

Net income	$9,852	$7,225

Net income per common share:
Basic	$0.54	$0.41

Diluted	$0.52	$0.40

Supplementary Financial Analysts’ Data

Weighted average number of shares outstanding:
Basic	18,258,424	17,836,735

Diluted	18,815,397	18,335,917

Net written premiums	$70,172	$70,012

Book value per common share	$15.07	$13.53

*Per share information restated for 4-for-3 stock split

Consolidated Statements of Income
(unaudited; in thousands, except share data)

	Year Ended December 31
	2005	2004*

Net premiums earned	$294,498	$265,838
Investment income, net of investment expenses	18,472	15,907
Net realized investment gains	1,803	1,466
Lease income	951	890
Installment payment fees	4,123	3,687

Total revenues	319,847	287,788

Net losses and loss expenses	167,542	164,141
Amortization of deferred policy acquisition costs	47,234	39,434
Other underwriting expenses	47,163	42,544
Other expenses	1,676	1,700
Policyholder dividends	1,621	1,301
Interest expense	2,266	1,614

Total expenses	267,502	250,734

Income before income tax expense and extraordinary item	52,345	37,054
Income tax expense	15,396	10,885

Income before extraordinary item	36,949	26,169
Extraordinary item	—	5,445

Net income	$36,949	$31,614

Income per common share before extraordinary item:
Basic	$2.05	$1.49

Diluted	$1.98	$1.44

Net income per common share after extraordinary item:
Basic	$2.05	$1.80

Diluted	$1.98	$1.74

*Per share information restated for 4-for-3 stock split

Supplementary Financial Analysts’ Data

	Year Ended December 31
	2005	2004*

Weighted average number of shares outstanding:
Basic	18,044,049	17,545,913

Diluted	18,625,185	18,180,229

Net written premiums	$302,544	$283,282

Book value per common share	$15.07	$13.53

*Per share information restated for 4-for-3 stock split
Consolidated Balance Sheets
(unaudited; in thousands)

	December 31,
	2005	2004

ASSETS:
Investments:
Fixed maturities:
Held to maturity, at amortized cost	$180,182	$182,574
Available for sale, at fair value	295,097	226,757
Equity securities, at fair value	33,371	33,505
Investments in affiliates	8,442	8,865
Short-term investments, at cost, which approximates fair value	30,654	47,368

Total investments	547,746	499,069
Cash	3,811	7,350
Premiums receivable	47,124	44,267
Reinsurance receivable	94,137	98,479
Accrued investment income	5,521	4,961
Deferred policy acquisition costs	23,477	22,258
Prepaid reinsurance premiums	40,063	35,907
Property and equipment, net	5,234	5,509
Deferred tax asset, net	11,533	10,922
Other assets	2,776	6,693

Total assets	$781,422	$735,415

Consolidated Balance Sheets (continued)
(unaudited; in thousands)

	December 31,
	2005	2004

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Losses and loss expenses	$265,730	$267,190
Unearned premiums	186,660	174,458
Accrued expenses	12,706	13,414
Subordinated debentures	30,929	30,929
Due to affiliate	728	241
Other liabilities	6,773	6,479

Total liabilities	503,526	492,711

Stockholders’ equity:
Preferred stock	—	—
Class A common stock	144	139
Class B common stock	42	42
Additional paid-in capital	141,933	131,980
Accumulated other comprehensive income	2,532	4,750
Retained earnings	134,137	106,685
Treasury stock, at cost	(892)	(892)

Total stockholders’ equity	277,896	242,704

Total liabilities and stockholders’ equity	$781,422	$735,415